Exhibit 99

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE BALANCE SHEET
AS OF APRIL 30, 2003
(in millions, except share amounts)

April, 2003
ASSETS
Current Assets
Cash and cash equivalents	$ 3,600
Accounts receivable:
Customers (net of allowance for doubtful accounts of $65 million)	1,478
Related parties	34
Regulatory balancing accounts	148
Inventories:
Gas stored underground and fuel oil	111
Materials and supplies	122
Income taxes receivable	173
Prepaid expenses and other	111
Total current assets	5,777

Property, Plant, and Equipment
Electric	19,754
Gas	8,164
Construction work in progress	450
Total property, plant, and equipment (at original cost)	28,368
Accumulated depreciation and decommissioning	(12,549)
Net property, plant, and equipment	15,819

Other Noncurrent Assets
Regulatory assets	1,927
Nuclear decommissioning trust funds	1,313
Other	1,738
Total noncurrent assets	4,978
TOTAL ASSETS	$ 26,574

LIABILITIES AND EQUITY
Liabilities
Accounts payable
Trade creditors	$ 458
Related parties	160
Regulatory Balancing Accounts	371
Other	261
Accrued taxes	1
Rate reduction bonds	1,326
QUID's	-
Deferred income taxes	1,566
Deferred tax credits	138
Asset retirement obligations	1,379
Pre-petition secured debt	3,108
Pre-petition liabilities	3,830
Pre-petition financing debt	5,641
Other liabilities	3,604
Total liabilities	21,843

Preferred Stock With Mandatory Redemption Provisions	137

Stockholders' Equity
Preferred stock without mandatory redemption provisions
Nonredeemable--5% to 6%, outstanding 5,784,825 shares	145
Redeemable--4.36% to 7.04%, outstanding 5,973,456 shares	149
Common stock, $5 par value, authorized 800,000,000 shares;
issued 321,314,760 shares	1,606
Additional paid in capital	1,964
Reinvested earnings (Accumulated deficit)	730
Total stockholders' equity	4,594

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 26,574

Notes

1

These unaudited financial statements are prepared for the U.S. Trustee and differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, stockholders equity, and other comprehensive income), relevant footnotes and certain reclassifications.

2

These unaudited financial statements were prepared using certain assumptions and estimates.  These assumptions and estimates are subject to revision.  Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

3

Cash and cash equivalents have been reduced for uncleared checks.  On the balance sheet included with the Utility's Annual Report, Form 10-K and 10-Q, uncleared checks are treated as an accounts payable liability.

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE INCOME STATEMENT
FOR THE MONTH ENDED APRIL 30, 2003
AND THE TWENTY-FIVE MONTHS ENDED APRIL 30, 2003
(in millions)

		Case to date
	Month	twenty-five months
	ended	ended
	April 30, 2003	April 30, 2003
OPERATING REVENUES	$ 760	$ 21,241

OPERATING EXPENSES:
Cost of Electric Energy	118	2,650
Cost of Gas	134	2,524
Operating and Maintenance	297	5,768
Depreciation, Decommissioning, and Amortization	96	2,258
Total Operating Expenses	645	13,200

OPERATING INCOME (LOSS)	115	8,041

Interest Income (Expense)	(67)	(1,852)
Professional Fees	(2)	(67)
Other Income and (Expense)	8	2

PRE-TAX INCOME (LOSS)	54	6,124

Income Taxes	16	2,330

EARNINGS (LOSS)	38	3,794

Preferred Dividend Requirement	2	52
Cumulative Effect of Change in Accounting Principle	-	1

EARNINGS (LOSS) AVAILABLE FOR (ALLOCATED TO) COMMON STOCK	$ 36	$ 3,741

Notes

1

These unaudited financial statements are prepared for the U.S. Trustee and differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, stockholders equity, and other comprehensive income), relevant footnotes and certain reclassifications.

2

These unaudited financial statements were prepared using certain assumptions and estimates.  These assumptions and estimates are subject to revision.  Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

The results for the month of April 2003 are not indicative of future earnings. Future earnings could differ materially.

3

These unaudited financial statements were prepared using certain assumptions and estimates, including the estimated amount payable to the California Department of Water Resources (DWR).  The estimated amount recorded is subject to revision and actual results could differ materially.  Revenues collected on behalf of the DWR and the related costs are not reflected in these unaudited financial statements as Pacific Gas and Electric Company is a collection agent for the DWR.

4	Case to date results reflect the entire twenty-five month period ended April 30, 2003. The bankruptcy petition date is April 6, 2001.